Exhibit 4.1

FORM OF SUBORDINATED NOTE CERTIFICATE
FIRST BUSINESS FINANCIAL SERVICES, INC.
Fixed-to-Floating Rate Subordinated Note due September 1, 2024
THIS OBLIGATION IS NOT A SAVINGS ACCOUNT, DEPOSIT OR OTHER OBLIGATION OF ANY BANK OR SAVINGS ASSOCIATION AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION (THE “FDIC”) OR ANY OTHER GOVERNMENT AGENCY OR FUND. SECURITIES ARE SUBJECT TO INVESTMENT RISKS, INCLUDING LOSS OF VALUE.
THIS OBLIGATION IS SUBORDINATED AND JUNIOR IN RIGHT OF PAYMENT TO THE OBLIGATIONS OF FIRST BUSINESS FINANCIAL SERVICES, INC. (THE “ISSUER”) TO ITS SENIOR INDEBTEDNESS (AS DEFINED HEREIN) AND IS UNSECURED.
THE SUBORDINATED NOTES WILL BE ISSUED AND MAY BE TRANSFERRED ONLY IN MINIMUM DENOMINATIONS OF $200,000 AND MULTIPLES OF $1,000 IN EXCESS THEREOF. ANY ATTEMPTED TRANSFER OF NOTES IN A DENOMINATION OF LESS THAN $200,000 SHALL BE DEEMED TO BE VOID AND OF NO LEGAL EFFECT WHATSOEVER. ANY SUCH PURPORTED TRANSFEREE SHALL BE DEEMED NOT TO BE THE HOLDER OF SUCH NOTES FOR ANY PURPOSE, INCLUDING, BUT NOT LIMITED TO, THE RECEIPT OF PAYMENTS ON SUCH NOTES, AND SUCH PURPORTED TRANSFEREE SHALL BE DEEMED TO HAVE NO INTEREST WHATSOEVER IN SUCH NOTES.
THE SUBORDINATED NOTES MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER, EXERCISE AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT DATED AS OF AUGUST 26, 2014 BETWEEN THE ISSUER AND THE LENDERS REFERRED TO THEREIN, AND A FISCAL AND PAYING AGENCY AGREEMENT BETWEEN THE ISSUER AND WILMINGTON TRUST, NATIONAL ASSOCIATION AS OF AUGUST 26, 2014, COPIES OF WHICH ARE ON FILE WITH THE ISSUER. THE SUBORDINATED NOTES REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.
CERTAIN ERISA CONSIDERATIONS:
THE HOLDER OF THIS NOTE, OR ANY INTEREST HEREIN, BY ITS ACCEPTANCE HEREOF OR THEREOF ALSO AGREES, REPRESENTS AND WARRANTS THAT IT IS NOT AN EMPLOYEE BENEFIT PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER PLAN OR ARRANGEMENT SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”) (EACH A “PLAN”), OR AN ENTITY WHOSE UNDERLYING ASSETS

INCLUDE “PLAN ASSETS” BY REASON OF ANY PLAN’S INVESTMENT IN THE ENTITY, AND NO PERSON INVESTING “PLAN ASSETS” OF ANY PLAN MAY ACQUIRE OR HOLD THIS NOTE OR ANY INTEREST HEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION 96-23, 95-60, 91-38, 90-1 OR 84-14 OR ANOTHER APPLICABLE EXEMPTION OR ITS PURCHASE AND HOLDING OF THIS NOTE, OR ANY INTEREST HEREIN, ARE NOT PROHIBITED BY SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE WITH RESPECT TO SUCH PURCHASE AND HOLDING. ANY PURCHASER OR HOLDER OF THIS NOTE OR ANY INTEREST HEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT EITHER (i) IT IS NOT AN EMPLOYEE BENEFIT PLAN OR OTHER PLAN TO WHICH TITLE I OF ERISA OR SECTION 4975 OF THE CODE IS APPLICABLE, A TRUSTEE OR OTHER PERSON ACTING ON BEHALF OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR ANY OTHER PERSON OR ENTITY USING THE “PLAN ASSETS” OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN TO FINANCE SUCH PURCHASE, OR (ii) SUCH PURCHASE OR HOLDING WILL NOT RESULT IN A PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE FOR WHICH FULL EXEMPTIVE RELIEF IS NOT AVAILABLE UNDER APPLICABLE STATUTORY OR ADMINISTRATIVE EXEMPTION.
ANY FIDUCIARY OF ANY PLAN WHO IS CONSIDERING THE ACQUISITION OF ANY OF THE SUBORDINATED NOTES SHOULD CONSULT WITH HIS OR HER LEGAL COUNSEL PRIOR TO ACQUIRING SUCH SUBORDINATED NOTES.

Registered	Principal
No.	Amount:	$

FIRST BUSINESS FINANCIAL SERVICES, INC.
Fixed-to-Floating Rate Subordinated Note due September 1, 2024

1.	Payment.
FIRST BUSINESS FINANCIAL SERVICES, INC., a Wisconsin corporation (the “Issuer”), for value received, hereby promises to pay to                         , the principal sum of                          Dollars (U.S.) ($        ) plus accrued but unpaid interest on September 1, 2024 (the “Maturity Date”) and to pay interest in arrears on such principal amount: (a) through but excluding September 1, 2019, at the rate of 6.50% per annum (computed on the basis of a 360-day year of twelve 30-day months) from             , 2014, or from the most recent Fixed Interest Payment Date to which interest has been paid or duly provided, on March 1 and September 1 of each year (each, a “Fixed Interest Payment Date”), commencing March 1, 2015; and (b) beginning on September 1, 2019, at the rate per annum, reset quarterly, equal to the then-current three-month LIBOR rate plus 470 basis points (computed on the basis of a 360-day year and the number of days actually elapsed) from September 1, 2019, or from the most recent Floating Interest Payment Date to which interest has been paid or duly provided, on March 1, June 1, September 1 and December 1 of each year (each, a “Floating Interest Payment Date”), commencing December 1, 2019, until the principal hereof is paid or made available for payment. “LIBOR” means the rate as published by Bloomberg (or other commercially available source providing quotations of such rate as selected by the Paying Agent from time to time) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such interest period, as the rate for dollar deposits in the London interbank market with a three-month maturity. If such rate is not available at such time for any reason, then the rate for that interest period will be determined by such alternate method as reasonably selected by the Paying Agent. “Interest period” means each three-month period beginning on a Floating Interest Payment Date.
Any payment of principal of or interest on this Fixed-to-Floating Rate Subordinated Note (this “Note”) that would otherwise become due and payable on a day which is not a Business Day shall become due and payable on the next succeeding Business Day, with the same force and effect as if made on the date for payment of such principal or interest, and no interest shall accrue in respect of such payment for the period after such day. The term “Business Day” means any day that is not a Saturday or Sunday and that, in the City of New York, New York, Wilmington, Delaware or the State of Wisconsin, is not a day on which banking institutions are generally authorized or obligated by law to close.
Unless the certificate of authentication hereon has been executed by the Paying Agent (as defined in the Fiscal and Paying Agency Agreement) by the manual signature of one of its authorized signatories, this Note shall not be valid or obligatory for any purpose.

2.	Subordinated Notes, Noteholders.
This Note is one of a duly authorized issue of notes of the Issuer designated as Fixed-to-Floating Rate Subordinated Notes due September 1, 2024 (herein called the “Subordinated Notes”), in an aggregate principal amount of $15,000,000. Reference is hereby made to the Purchase Agreement dated as of August 26, 2014 between the Issuer and the lenders referred to therein (the “Purchase Agreement”) (copies of which are on file and available for inspection during normal business hours at the offices of the Issuer), for a statement of the further rights of the holders from time to time of the Subordinated Notes (collectively, the “Noteholders”) and the further rights, limitations of rights, duties and indemnities thereunder of the Issuer and of the terms upon which the Subordinated Notes are, and are to be, authenticated and delivered.

3.	Subordination.

The indebtedness of the Issuer evidenced by the Subordinated Notes, including the principal and interest on this Note, shall be subordinate and junior in right of payment to the following, whether now outstanding or subsequently created, assumed or incurred (collectively, “Senior Indebtedness”): (a) all indebtedness of the Issuer for money borrowed, whether or not evidenced by bonds, debentures, securities, notes or other written instruments; (b) any deferred obligations of the Issuer for the payment of the purchase price of property or assets acquired other than in the ordinary course of business; (c) all obligations, contingent or otherwise, of the Issuer in respect of any letters of credit, bankers’ acceptances, security purchase facilities and similar credit transactions; (d) any capital lease obligations of the Issuer; (e) all obligations of the Issuer in respect of interest rate swap, cap or other agreements, interest rate future or option contracts, currency swap agreements, currency future or option contacts, commodity contracts and other similar arrangements; (f) all obligations of the type referred to in clauses (a) through (e) of other persons for the payment of which the Issuer is responsible or liable as obligor, guarantor or otherwise; and (g) all obligations of the types referred to in clauses (a) through (f) of other persons secured by a lien on any property or asset of the Issuer; except “Senior Indebtedness” does not include (i) the Subordinated Notes, (ii) any obligation that by its terms is on parity with the Subordinated Notes, (iii) any indebtedness between the Issuer and any of its subsidiaries or affiliates (iv) the $7.926 million of subordinated notes originally issued by the Issuer in 2012 and 2013 (the “Existing Subordinated Indebtedness”) or (v) the Junior Subordinated Indebtedness (as defined below).
In the event of any insolvency, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceedings or any liquidation or winding up of or relating to the Issuer, whether voluntary or involuntary, holders of Senior Indebtedness shall be entitled to be paid in full before any payment shall be made on account of the principal of or interest on the Subordinated Notes, including this Note. In the event of any such proceeding, after payment in full of all sums owing with respect to the Senior Indebtedness, the Noteholders, together with the holders of any obligations of the Issuer ranking on a parity with the Subordinated Notes (including, without limitation, the Existing Subordinated Indebtedness), shall be entitled to be paid from the remaining assets of the Issuer the unpaid principal thereof, and the unpaid interest thereon before any payment or other distribution, whether in cash, property or otherwise, shall be made on account of any capital stock or any present or future obligations of the Issuer ranking junior to the Subordinated Notes (collectively, “Junior Subordinated Indebtedness”), which includes (i) any obligation that by its terms is subordinated to the Subordinated Notes and (ii) the $10.3 million junior subordinated notes due 2038 and guaranty issued by the Issuer in connection with the trust preferred securities of FBFS Statutory Trust II (the “Trust Preferred Securities”) and all other debt securities and guarantees in respect of similar preferred securities or other securities issued by a financing vehicle of the Issuer and guaranteed by the Issuer that rank pari passu with, or junior to, the Trust Preferred Securities.

If there shall have occurred and be continuing (a) a default in any payment with respect to any Senior Indebtedness, or (b) an event of default with respect to any Senior Indebtedness as a result of which the maturity thereof is accelerated, unless and until such payment default or event of default shall have been cured or waived or shall have ceased to exist, no payments shall be made by the Issuer with respect to the Subordinated Notes. The provisions of this paragraph shall not apply to any payment with respect to which the immediately preceding paragraph of this Section would be applicable.

Nothing herein shall impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Note in accordance with its terms. Nothing herein shall act to prohibit, limit or impede the Issuer from issuing additional debt of the Issuer having the same rank as the Subordinated Notes or which may be junior or senior in rank to the Subordinated Notes.

4.	Consolidation, Merger and Sale of Assets.
The Issuer shall not consolidate with or merge into another entity or convey, transfer or lease its properties and assets substantially as an entirety to any person, unless:
(a)    the continuing entity formed by such consolidation or into which the Issuer is merged or the person which acquires by conveyance or transfer or which leases the properties and assets of the Issuer substantially as an entirety shall be a corporation, association or general partnership or other legal entity organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and expressly shall assume, by a supplemental agreement executed and delivered to the Noteholders, the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions hereof on the part of the Issuer to be performed or observed; and
(b)    immediately after giving effect to such transaction, no Event of Default (as defined below), and no event which, after notice or lapse of time or both, would become an Event of Default, shall have happened and be continuing.

5.	Redemption at Option of the Issuer.
Subject to the receipt of any necessary regulatory approval, the Issuer shall have the right, at its option, to redeem this Note, in whole or in part, on any Floating Interest Payment Date on or after September 1, 2019, at a price equal to 100% of the principal amount of the Subordinated Note redeemed, plus accrued but unpaid interest thereon to, but excluding, the redemption date. Any such redemption shall be pro rata among all holders of the Subordinated Notes. If the Issuer redeems less than all of the Subordinated Notes at any time, the Issuer will select the Subordinated Notes to be redeemed in minimum principal amounts of $200,000 and multiples of $1,000 in excess thereof. Notices of redemption will be mailed by first class mail, postage prepaid, or emailed (with delivery receipt requested) at least 30 but not more than 60 days before the redemption date, which notice may be conditional, to each Noteholder at such Noteholder’s registered mailing address or email address. On and after the redemption date, interest ceases to accrue on Subordinated Notes or portions of them called for redemption. This Note is not subject to redemption at the option of the Noteholder.
Additionally, subject to the receipt of any necessary regulatory approval, the Issuer shall have the right, at its option, to redeem all of the Subordinated Notes in whole if the Issuer receives an opinion of counsel experienced in such matters to the effect that as a result of any amendment to or change (including any announced prospective change) in the laws, rules or regulations of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial action or decision interpreting or applying such laws, rules or regulations, which amendment, clarification, change, administrative action or decision is enacted, effective, promulgated or announced on or after August 26, 2014: (a) there is more than an insubstantial risk that the interest payable on the Subordinated Notes is not, or within 90 days of the date of such opinion, will not be, deductible by the Issuer, in whole or in part, for United States federal income tax purposes; (b) there is more than an insubstantial risk that the Issuer will not, within 90 days of the date of such opinion, be entitled to treat an amount equal to the aggregate liquidation amount of the Subordinated Notes as Tier 2 Capital (as defined in the Purchase Agreement); or (c) there is more than an insubstantial risk that the Issuer is or, within 90 days of the date of such opinion, will be considered, an “investment company” that is required to be registered under the Investment Company Act of 1940, as amended. Such redemption shall occur at a price equal to 100% of the principal amount of the Subordinated Note redeemed, plus accrued but unpaid interest thereon to, but excluding, the redemption date.

6.	Events of Default; Acceleration; Compliance Certificate.
If any of the following events shall occur and be continuing (each an “Event of Default”):
(a)    the Issuer shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or shall consent to the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of its property, or shall make an assignment for the benefit of creditors; or
(b)    a court or other governmental agency or body having jurisdiction on the premises shall enter a decree or order for the appointment of a receiver, liquidator, trustee or other similar official in any liquidation, insolvency or similar proceeding with respect to the Issuer or all or substantially all of the property of the Issuer, or for the winding up of the affairs or business of the Issuer and such decree or order shall have remained in force for 60 days;
then, and in each such case, unless the principal of this Note already shall have become due and payable, the holder of this Note, by notice in writing to the Issuer and to the Paying Agent, may declare the principal amount of this Note to be due and payable immediately and, upon any such declaration the same shall become and shall be immediately due and payable. The Issuer waives demand, presentment for payment, notice of nonpayment, notice of protest, and all other notices.
The Paying Agent, within ninety (90) days after the receipt of written notice from the Issuer or from any Noteholder of the occurrence of an Event of Default with respect to this Note, shall mail to all Noteholders, at their addresses shown on the Security Register (as defined below), such written notice of Event of Default, unless such Event of Default shall have been cured or waived before the giving of such notice as certified by the Issuer in writing.

7.	Failure to Make Payment.
In the event of failure by the Issuer to make any required payment of principal or interest on this Note (and, in the case of payment of interest, such failure to pay shall have continued for 30 calendar days), the Issuer will, upon demand of the holder, pay to the holder the whole amount then due and payable on this Note for principal and interest (without acceleration), with interest on the overdue principal and interest at the rate borne by this Note, to the extent permitted by applicable law. If the Issuer fails to pay such amount upon such demand, the holder may, among other things, institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Issuer and collect the amounts adjudged or decreed to be payable in the manner provided by law out of the property of the Issuer.

Upon the occurrence of a failure by the Issuer to make any required payment of principal or interest on the Note, the Issuer shall not (i) declare or pay any dividends or distributions on, or redeem, purchase, acquire, or make a liquidation payment with respect to, any of the Issuer’s capital stock or make any guarantee payments with respect to the foregoing or (ii) make any payment of principal or interest or premium, if any, on or repay, repurchase or redeem any debt securities of the Issuer that rank pari passu in all respects with or junior in interest to the Subordinated Notes (other than, with respect to clauses (i) and (ii) above, (a) repurchases, redemptions or other acquisitions of shares of capital stock of the Issuer in connection with any employment contract, benefit plan or other similar arrangement with or for the benefit of one or more employees, officers, directors or consultants, in connection with a dividend reinvestment or stock purchase plan or in connection with the issuance of capital stock of the Issuer (or securities convertible into or exercisable for such capital stock) as consideration in an acquisition transaction entered into prior to the applicable failure to make a required payment, (b) as a result of any exchange or conversion of any class or series of the Issuer’s capital stock for any class or series of the Issuer’s capital stock or of any class or series of the Issuer’s indebtedness for any class or series of the Issuer’s capital stock, (c) the purchase of fractional interests in shares of the Issuer’s capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (d) any declaration of a dividend in connection with any shareholders’ rights plan, or the issuance of rights, stock or other property under any shareholders’ rights plan, or the redemption or repurchase of rights pursuant thereto or (e) any dividend in the form of stock, warrants, options or other rights in the same stock as that on which the dividend is being paid or ranks pari passu with or junior to such stock and any cash payments in lieu of fractional shares issued in connection therewith).
8.    Payment Procedures. Payment of the principal and interest payable on the Maturity Date will be made by check, or by wire transfer in immediately available funds to a bank account in the United States designated by the registered holder of this Note if such holder shall have previously provided wire instructions to the Paying Agent, upon presentation and surrender of this Note at the office of the Paying Agent in Wilmington, Delaware or at such other place or places as the Paying Agent shall designate by notice to the Noteholders, provided that this Note is presented to the Paying Agent in time for the Paying Agent to make such payments in such funds in accordance with its normal procedures. Payments of interest (other than interest payable on the Maturity Date) shall be made by wire transfer in immediately available funds or check mailed to the registered holder, as such person’s address appears on the Security Register (as defined below). Interest payable on any Fixed Interest Payment Date shall be payable to the holder in whose name this Note is registered at the close of business on February 15 or August 15, as the case may be (whether or not a Business Day), next preceding such Fixed Interest Payment Date (such date being referred to herein as the “Fixed Regular Record Date”) for such Fixed Interest Payment Date, and interest payable on any Floating Interest Payment Date shall be payable to the holder in whose name this Note is registered at the close of business on February 15, May 15, August 15, or November 15, as the case may be (whether or not a Business Day), next preceding such Floating Interest Payment Date (such date being referred to herein as the “Floating Regular Record Date”) for such Floating Interest Payment Date, except that interest not so punctually paid or duly made available to the Paying Agent for payment, if any, will be paid to the holder in whose name this Note is registered at the close of business on a Special Record Date fixed by the Issuer (a “Special Record Date”) notice of which shall be given to the holder not less than ten calendar days prior to such Special Record Date (the Fixed Regular Record Date, Floating Regulator Record Date and Special Record Date are referred to herein collectively as the “Record Dates”). To the extent permitted by applicable law, interest shall accrue, at the rate at which interest accrues on the principal of this Note, on any amount of principal or interest on this Note not paid when due. All payments on this Note shall be applied first to accrued interest and then the balance, if any, to principal.

9.    Form of Payment, Maintenance of Payment Office. Payments of principal and interest on this Note shall be made in such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts. Until the date on which all of the Subordinated Notes shall have been surrendered or delivered to the Paying Agent for cancellation or destruction, or become due and payable and a sum sufficient to pay the principal and interest on all of the Subordinated Notes shall have been made available for payment and either paid or returned to the Issuer as provided herein and in the Purchase Agreement, the Paying Agent shall at all times maintain an office or agency in the City of Wilmington, Delaware where Subordinated Notes may be presented or surrendered for payment.

10.	Registration of Transfer, Security Register.
(a)    Except as otherwise provided herein, this Note is transferable in whole or in part, and may be exchanged for a like aggregate principal amount of Subordinated Notes of other authorized denominations, by the holder in person, or by such holder’s attorney duly authorized in writing, at the office of the Paying Agent. The Paying Agent shall maintain a register providing for the registration of the Subordinated Notes and any exchange or transfer thereof (the “Security Register”). Upon surrender or presentation of this Note for exchange or registration of transfer, the Issuer shall execute and the Paying Agent shall authenticate and deliver in exchange therefor a Note or Notes of like aggregate principal amount, each in a minimum denomination of $200,000 or any amount in excess thereof which is an integral multiple of $1,000 (and, in the absence of an opinion of counsel satisfactory to the Issuer to the contrary, bearing a restrictive legend called for by Section 9(b) below) and that is or are registered in such name or names requested by the holder. Any Note presented or surrendered for registration of transfer or for exchange shall be duly endorsed and accompanied by a written instrument of transfer in such form as is attached to the Subordinated Note Certificate, duly executed by the holder or such holder’s attorney duly authorized in writing, with such tax identification number or other information for each person in whose name a Note is to be issued, and accompanied by evidence of compliance with any restrictive legend(s) appearing on such Note or Notes as the Issuer may reasonably request to comply with applicable law. No exchange or registration of transfer of this Note shall be made on or after the fifteenth day immediately preceding the Maturity Date. This Note is subject to the restrictions on transfer set forth in a Purchase Agreement between the Issuer and the original Noteholders, a copy of which is on file with the Issuer.
(b)    Legend. In the absence of an opinion of counsel satisfactory to the Issuer to the contrary, any Note issued pursuant to this Section 9 will bear the following restrictive legend, as well as any other legend required by the Fiscal and Paying Agency Agreement:
THIS NOTE MAY BE SOLD ONLY IN COMPLIANCE WITH APPLICABLE FEDERAL AND STATE SECURITIES LAWS. THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS OR ANY OTHER APPLICABLE SECURITIES LAWS. NEITHER THIS NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. THIS NOTE IS ISSUED SUBJECT TO THE RESTRICTIONS ON TRANSFER, EXERCISE AND OTHER PROVISIONS OF A SUBORDINATED NOTE PURCHASE AGREEMENT DATED AS OF AUGUST [26], 2014 BETWEEN THE ISSUER AND THE LENDERS REFERRED TO THEREIN, COPIES OF WHICH ARE ON FILE WITH

THE ISSUER. THE SUBORDINATED NOTES REPRESENTED BY THIS INSTRUMENT MAY NOT BE TRANSFERRED OR EXERCISED EXCEPT IN COMPLIANCE WITH SAID AGREEMENTS. ANY SALE OR OTHER TRANSFER NOT IN COMPLIANCE WITH SAID AGREEMENTS WILL BE VOID.

11.	Charges and Transfer Taxes.
No service charge (other than any cost of delivery) shall be imposed for any exchange or registration of transfer of this Note, but the Issuer or the Paying Agent may require the payment of a sum sufficient to cover any stamp or other tax or governmental charge that may be imposed in connection therewith (or presentation of evidence that such tax or charge has been paid).

12.	Ownership.
Prior to due presentment of this Note for registration of transfer, the Issuer and the Paying Agent may treat the holder in whose name this Note is registered in the Security Register as the absolute owner of this Note for receiving payments of principal and interest on this Note and for all other purposes whatsoever, whether or not this Note be overdue, and the Issuer and the Paying Agent shall not be affected by any notice to the contrary.

13.	Priority.
The Subordinated Notes rank pari passu among themselves and pari passu, in the event of any insolvency proceeding, dissolution, assignment for the benefit of creditors, reorganization, restructuring of debt, marshaling of assets and liabilities or similar proceeding or any liquidation or winding up of the Issuer, with all other present or future unsecured subordinated debt obligations of the Issuer, including the Existing Subordinated Indebtedness, except any unsecured subordinated debt that may be expressly stated to be senior to or subordinate to the Subordinated Notes.

14.	Notices.
All notices to the Issuer under this Note shall be in writing and addressed to the Issuer at 401 Charmany Drive, Madison, Wisconsin 53719, Attention: Corporate Secretary, or to such other address as the Issuer may notify to the holder. All notices to the Noteholders shall be in writing and sent by first-class mail to each Noteholder at his or its address as set forth in the Security Register. All notices to the Paying Agent shall be in writing and addressed to the Paying Agent at the office of the Paying Agent at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention: Corporate Trust Administration.

15.	Paying Agent.
In acting under the Fiscal and Paying Agency Agreement, the Paying Agent is acting solely as the agent of the Issuer and does not assume any obligation or relationship of agency or trust with the holder of this Note except that money deposited with the Paying Agent will be held in trust for the benefit of the Noteholders until disbursed to the Noteholders, except as provided by the Fiscal and Paying Agency Agreement. Under the terms of the Fiscal and Paying Agency Agreement, the Issuer may remove any Paying Agent and appoint a new Paying Agent in respect of the Subordinated Notes, or may remove any Paying Agent and undertake to perform at the Issuer any or all of the functions of the Paying Agent under the Fiscal and Paying Agency Agreement. The Issuer shall notify, or cause the Paying Agent to notify, the holder of this Note of the appointment of any successor Paying Agent or the undertaking of the Issuer to perform the functions of the Paying Agent.

16.	Denominations.

The Subordinated Notes are issuable only as fully registered Notes without interest coupons in minimum denominations of $200,000 or any amount in excess thereof which is a whole multiple of $1,000.

17.	Modification.
The Fiscal and Paying Agency Agreement permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Issuer and the rights of the holders under the Fiscal and Paying Agency Agreement at any time by the Issuer with the consent of the Noteholders holding two-thirds of the aggregate principal amount (excluding any Notes held by the Issuer or any of its affiliates) of the Subordinated Notes at the time outstanding. The Fiscal and Paying Agency Agreement also contains provisions permitting Noteholders, by unanimous consent, to waive compliance by the Issuer with certain provisions of the Fiscal and Paying Agency Agreement and past Events of Default under the Fiscal and Paying Agency Agreement and their consequences.

18.	Absolute and Unconditional Obligation of the Issuer.
No reference herein to the Fiscal and Paying Agency Agreement and no provisions of this Note or of the Fiscal and Paying Agency Agreement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal and interest on this Note at the times, places and rate, and in the coin or currency, herein prescribed.

19.	Waiver and Consent.
(a) Any consent or waiver given by the holder of this Note shall be conclusive and binding upon such holder and upon all future holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange therefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.
(b) No delay or omission of the holder to exercise any right or remedy accruing upon any Event of Default shall impair such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.
(c) Any insured depository institution which shall be a holder of this Note or which otherwise shall have any beneficial ownership interest in any Note shall, by its acceptance of such Note (or beneficial interest therein), be deemed to have waived any right of offset with respect to the indebtedness evidenced thereby.

20.	Further Issues.
The Issuer may, without the consent of the holders of the Subordinated Notes, create and issue additional notes having the same terms and conditions of the Subordinated Notes (except for the issue date and issue price) pursuant to an agreement supplemental to the Fiscal and Paying Agency Agreement so that such further notes shall be consolidated and form a single series with the Subordinated Notes. Any such issuance shall be made pursuant to another offering document and will either be registered or issued pursuant to an exemption from registration under the Securities Act of 1933, as amended, or similar laws or regulations issued by the applicable banking agency.

21.	Governing Law.
This Note shall be governed by and construed in accordance with applicable federal law and the laws of the State of New York, without regard to conflict of laws principles of said state.

IN WITNESS WHEREOF, the Borrower has caused this Note to be signed in its name by its authorized officer the day and year first above written.

FIRST BUSINESS FINANCIAL SERVICES, INC.

By:
Name:
Title:

This evidences Subordinated
Notes referred to in the within
mentioned Fiscal and Paying
Agency Agreement:
WILMINGTON TRUST, NATIONAL ASSOCIATION,
Not in its individual capacity but solely
as Fiscal and Paying Agent

By:
Name:
Title:
Dated:

ASSIGNMENT FORM
To assign this Note, fill in the form below:
I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s social security or tax I.D. No.)
and irrevocably appoint                      agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Signature Guarantee:
(Signature must be guaranteed)

Sign exactly as your name appears on the other side of this Note.
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.
The undersigned hereby certifies that it [is / is not] an Affiliate of the Issuer and that, to its knowledge, the proposed transferee [is / is not] an Affiliate of the Issuer.
In connection with any transfer or exchange of any of the Subordinated Notes evidenced by this certificate occurring prior to the date that is one year after the later of the date of original issuance of such Notes and the last date, if any, on which such Notes were owned by the Issuer or any Affiliate of the Issuer, the undersigned confirms that such Notes are being:
CHECK ONE BOX BELOW:

(1)	☐ acquired for the undersigned’s own account, without transfer; or

(2)	☐ transferred to the Issuer; or

(3)	☐ transferred pursuant to and in compliance with Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”); or

(4)	☐ transferred pursuant to an effective registration statement under the Securities Act; or

(5)	☐ transferred pursuant to and in compliance with Regulation S under the Securities Act; or

(6)
☐ transferred to an institutional “accredited investor” (as defined in Rule 501(a)(1), (2), (3) or (7) under the Securities Act) or an “accredited investor” (as defined in Rule 501(a)(4) under the Securities Act), that has furnished a signed letter containing certain representations and agreements; or

(7)	☐ transferred pursuant to another available exemption from the registration requirements of the Securities Act of 1933, as amended.

Unless one of the boxes is checked, the Paying Agent will refuse to register any of the Subordinated Notes evidenced by this certificate in the name of any person other than the registered Holder thereof; provided, however, that if box (5), (6) or (7) is checked, the Issuer may require, prior to registering any such transfer of the Subordinated Notes, in its sole discretion, such legal opinions, certifications and other information as the Issuer may reasonably request to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act of 1933, as amended, such as the exemption provided by Rule 144 under such Act.

Signature

Signature Guarantee:

(Signature must be guaranteed)	Signature
The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Exchange Act Rule 17Ad-15.
TO BE COMPLETED BY PURCHASER IF BOX (1) OR (3) ABOVE IS CHECKED.
The undersigned represents and warrants that it is purchasing this Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Issuer as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Dated:

11941996.4